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                                                                     EXHIBIT 11
                           BESTFOODS AND SUBSIDIARIES
                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (In millions, except per share amounts)

                                                                                                    FOR THE PERIODS ENDED MARCH 31,
                                        BASIC                                                               1999               1998
                                        -----                                                               ----               ----
Net income                                                                                              $  143.9           $  133.4
Preferred stock dividends, net of taxes                                                                     (2.5)              (2.8)
                                                                                                        --------           --------
Net income available to common stockholders                                                             $  141.4           $  130.6
                                                                                                        ========           ========

Weighted average shares outstanding                                                                        280.9              288.6
                                                                                                        --------           --------

BASIC EARNINGS PER SHARE:
                                                                                                        --------           --------
Net income                                                                                              $   0.50           $   0.45
                                                                                                        ========           ========


                                       DILUTED
                                       -------
Net income                                                                                              $  143.9           $  133.4
Adjustments to net income:
      Assumed additional cost if ESOP shares are fully converted net of
      certain tax benefits                                                                                   (.7)               (.6)
                                                                                                        --------           --------
Diluted net income                                                                                      $  143.2           $  132.8
                                                                                                        ========           ========
Weighted average shares outstanding                                                                        280.9              288.6
Add incremental shares representing:
      Shares issuable upon exercise of stock options                                                         2.4                3.2
      Performance incentive shares issuable                                                                   .3                 .3
      Shares issuable upon conversion of ESOP shares                                                         7.0                8.1
                                                                                                        --------           --------
Weighted average number of shares as adjusted                                                              290.6              300.2
                                                                                                        ========           ========

DILUTED EARNINGS PER SHARE:
                                                                                                        --------           --------
Net income                                                                                              $   0.49           $   0.44
                                                                                                        ========           ========


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